UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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First National Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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First National Corporation Notice of 2007 Annual Meeting and Proxy Statement

112 West King Street

Strasburg, Virginia 22657

March 30, 2007

Notice of Meeting

The 2007 Annual Meeting of Shareholders of First National Corporation will be held at the Millwood Station, 252 Costello Drive, Winchester, Virginia, on Tuesday, May 8, 2007, beginning at 11:00 a.m. The items of business are:

1.	To elect 11 directors, each for a term of one year; and

2.	To transact such other business as may properly come before the Annual Meeting. Management is not aware of any other business, other than procedural matters incident to the conduct of the Annual Meeting.

Shareholders of record of First National Corporation common stock (OTCBB: FXNC) at the close of business on March 16, 2007, are entitled to vote at the meeting and any postponements or adjournments of the meeting. A list of these shareholders is available at the offices of the Company in Strasburg, Virginia.

Byron A. Brill
Vice Chairman and Secretary

Your Vote is Important

Please vote as promptly as possible by signing,

dating and returning the enclosed Proxy Card.

INTRODUCTION

This Proxy Statement is furnished to holders of common stock, $1.25 par value per share (“Common Stock”), of First National Corporation (the “Company”) in connection with the solicitation of proxies by the Board of Directors (the “Board”) of the Company to be used at the Annual Meeting of Shareholders to be held on May 8, 2007 at 11:00 a.m. at the Millwood Station, 252 Costello Drive, Winchester, Virginia, and any adjournment thereof (the “Annual Meeting”).

The principal executive offices of the Company are located at 112 West King Street, Strasburg, Virginia. The approximate date on which this Proxy Statement, the accompanying proxy card and Annual Report to Shareholders (which is not part of the Company’s soliciting materials) are being mailed to the Company’s shareholders is March 30, 2007. The cost of soliciting proxies will be borne by the Company.

Only shareholders of record at the close of business on March 16, 2007 (the “Record Date”) will be entitled to vote at the Annual Meeting. On the Record Date, there were 2,922,860 shares of Common Stock issued and outstanding and approximately 689 shareholders of record and at least 478 additional beneficial owners of shares of Common Stock. The Company had no other class of equity securities outstanding at the Record Date.

Voting

Each share of Common Stock is entitled to one vote at the Annual Meeting. A majority of the shares of Common Stock entitled to vote, represented in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting.

Shareholders are encouraged to vote using a traditional proxy card. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained thereon. If no contrary instructions are given, each proxy received will be voted “for” the proposal described herein. Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing written notice thereof with the Secretary of the Company (Secretary, First National Corporation, c/o Registrar and Transfer Company, P.O. Box 1010, Cranford, New Jersey 07016); (ii) submitting a duly executed proxy bearing a later date; or (iii) appearing at the Annual Meeting or at any adjournment thereof and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

A shareholder may abstain or (only with respect to the election of directors) withhold his or her vote (collectively, “Abstentions”) with respect to each item submitted for shareholder approval. Abstentions will be counted for purposes of determining the existence of a quorum. Abstentions will not be counted as voting in favor of or against the relevant item.

A broker who holds shares in “street name” has the authority to vote on certain items when it has not received instructions from the beneficial owner. Except for certain items for which brokers are prohibited from exercising their discretion, a broker is entitled to vote on matters presented to shareholders without instructions from the beneficial owner. “Broker shares” that are voted on at least one matter will be counted for purposes of determining the existence of a quorum for the transaction of business at the Annual Meeting. Where brokers do not have or do not exercise such discretion, the inability or failure to vote is referred to as a “broker nonvote.” Under the circumstances where the broker is not permitted to, or does not, exercise its discretion, assuming proper disclosure to the Company of such inability to vote, broker nonvotes will not be counted as voting in favor of or against the particular matter.

Unless authority is withheld in the proxy, each proxy executed and returned by a shareholder will be voted for the election of the nominees described in this Proxy Statement. The proxy also confers discretionary authority upon the persons named therein, or their substitutes, with respect to any other matter that may properly come before the Annual Meeting.

Election of Directors

There are currently 11 directors serving on the Board, all of whom are standing for reelection at the Annual Meeting to serve for a one-year term and until the election and qualification of their respective successors.

Unless authority is withheld in the proxy, each proxy executed and returned by a shareholder will be voted for the election of the nominees listed below.

Proxies distributed in conjunction herewith may not be voted for persons other than the nominees named thereon. If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxy holders will nominate and vote for a replacement nominee or nominees recommended by the Board. At this time, the Board knows no reason why any of the nominees listed below may not be able to serve as a director if elected. In the election of directors, those receiving the greatest number of votes will be elected even if they do not receive a majority.

Set forth below is the name of each nominee and, as to each of the nominees, certain information including age and principal occupation. The date shown as the year in which the director was first elected to the Board represents the year in which the nominee or continuing director was first elected to the Board of the Company, or previously to the Board of First Bank (the “Bank”).

Unless otherwise indicated, the business experience and principal occupations shown for each nominee has extended five or more years.

The Board recommends a vote “FOR” each of the following persons nominated by the Board.

Nominees

Nominee	Age	Year Named Director	Principal Occupation
Douglas C. Arthur	64	1972	Mr. Arthur is Chairman of the Board of the Company and the Board of the Bank. He is the senior and business partner of Arthur and Allamong, a general practice law firm with locations in Strasburg and Front Royal, Virginia. Mr. Arthur has been engaged in the practice of law since 1970. He also is a director of Shenandoah Telecommunications Company.

Dr. Byron A. Brill	59	1980	Dr. Brill is Vice Chairman and Secretary of the Board of the Company and Vice Chairman and Secretary of the Board of the Bank. Dr. Brill is a periodontist who has been in practice in Stephens City, Virginia since 1975.

Elizabeth H. Cottrell	56	1992	Mrs. Cottrell has been owner of Riverwood Technologies, a writing/editing and desktop publishing concern in Maurertown, Virginia, since 1991.

Dr. James A. Davis	61	1998	Dr. Davis is President of Shenandoah University located in Winchester, Virginia, a position that he has held since 1982.

Nominees (continued)

Nominee	Age	Year Named Director	Principal Occupation

Christopher E. French	49	1996	Mr. French has served as President of Shenandoah Telecommunications Company, a telecommunications company headquartered in Edinburg, Virginia, since 1988. Mr. French is also a director of that company.

Charles E. Maddox, Jr.	60	1996	Mr. Maddox retired after 30 years as a Civil Engineer. He held the position of Vice President, board member and principal engineer for Patton Harris Rust & Associates, PC, an engineering and land development services firm in northwestern Virginia and West Virginia until 2005. Mr. Maddox serves on the Board of Trustees of Shenandoah University.

John K. Marlow	67	2001	Mr. Marlow is owner and President of Marlow Motor Co., Inc. in Front Royal, Tri-State Nissan in Winchester and Marlow Ford in Luray, Virginia, all of which are automotive sales and service firms. Mr. Marlow also serves on the Board of Trustees of Shenandoah University.

W. Allen Nicholls	60	1987	Mr. Nicholls is President of Nicholls Construction, Inc., a home builder located in Front Royal, Virginia, a position that he has held for over 30 years.

Henry L. Shirkey	64	1994	Mr. Shirkey is a customer service representative with Holtzman Oil Corp., a supplier and distributor of petroleum products in Mt. Jackson, Virginia, a position that he has held since 1993. Mr. Shirkey was previously a banker in Shenandoah County with Farmers Bank, Dominion Bank and First Union Bank and was involved in all phases of community bank management for over 30 years until his retirement.

Harry S. Smith	53	2000	Mr. Smith has been President and Chief Executive Officer of the Company and the Bank since 1998. Prior to that date, he had served as Vice President and Secretary of the Company and Executive Vice President, Secretary and Cashier of the Bank since 1985. Mr. Smith is also a director of the Winchester Medical Center and serves as Chairman of the Board of Trustees of Shenandoah University.

James R. Wilkins, III	38	2001	Mr. Wilkins is President of Silver Lake Properties, Inc. and General Partner of Wilkins Investments, L.P. and Wilkins Enterprises, L.P., all of which are real estate development and management companies in Winchester, Virginia. He has been in the real estate development and management business for over 17 years.

Executive Officers Who Are Not Directors

Executive Officer	Age	Position
M. Shane Bell	34	Mr. Bell has served as Executive Vice President and Chief Financial Officer of the Company and the Bank since March 2005. He had previously served as Senior Vice President and Chief Financial Officer of the Company and the Bank from 2003 to 2005, Senior Vice President – Risk Management of the Bank in 2003 and Vice President – Risk Management of the Bank from 2002 to 2003. Prior to joining the Bank, Mr. Bell was employed from 1994 to 2002 as a Manager at the accounting firm of Yount, Hyde & Barbour, P.C.

Marshall J. Beverley, Jr.	55	Mr. Beverley has served as Executive Vice President – Senior Trust Officer of the Bank since December 2004. Prior to his employment with the Bank, Mr. Beverley had previously served as Senior Vice President/Team Director of BB&T Wealth Management (“BB&T”) in 2004, Senior Vice President - Senior Trust Officer of BB&T from 2002 to 2004 and Senior Vice President - Senior Trust Officer of F&M Trust Company from 1998 to 2002. Mr. Beverley has over 31 years of experience providing trust and investment services.

Dennis A. Dysart	35	Mr. Dysart has served as Executive Vice President and Chief Administrative Officer of the Bank since March 2005. Prior to that, Mr. Dysart had previously served as Executive Vice President – Administration of the Bank from 2003 to 2005 and Senior Vice President – Administration of the Bank from 1999 to 2003. Mr. Dysart has been employed by the Bank since 1993.

J. Andrew Hershey	53	Mr. Hershey has served as Executive Vice President – Loan Administration of the Bank since March 2005. Prior to that, Mr. Hershey served as Senior Vice President – Loan Administration of the Bank from 2000 to 2005 and Vice President and Business Development Officer of the Bank from 1998 to 2000. Mr. Hershey has been in the banking industry for over 29 years.

Christopher T. Martin	38	Mr. Martin has served as Executive Vice President – Operations of the Bank since March 2005. He had previously served as Senior Vice President – Operations of the Bank from 2003 to 2005 and Vice President - Information Technology of the Bank from 2002 to 2003. Prior to joining the Bank, Mr. Martin owned and operated Complete Computer, Inc., an information technology service company, from 1986 through 2002.

STOCK OWNERSHIP

Stock Ownership of Directors and Executive Officers

The following table sets forth information as of March 16, 2007, regarding the number of shares of Common Stock beneficially owned by all directors (who are also all of the director nominees), by the executive officers named in the Summary Compensation Table and by all directors and executive officers as a group. Beneficial ownership includes shares, if any, held in the name of the spouse, minor children or other relatives of the director or executive officer living in such person’s home, as well as shares, if any, held in the name of another person under an arrangement whereby the director or executive officer can vest title in himself at once or at some future time, plus shares held in certain trust relationships that may be deemed to be beneficially owned by the nominees under the rules and regulations of the Securities and Exchange Commission (the “SEC”); however, the inclusion of such shares does not constitute an admission of beneficial ownership.

The address for each of the following individuals is First National Corporation, 112 West King Street, Strasburg, Virginia 22657.

Stock Ownership Table

Name	Shares of Common Stock Beneficially Owned (1)		Percent of Class (%)
Douglas C. Arthur	19,909	(2)	*
M. Shane Bell	100		*
Marshall J. Beverley, Jr.	4,915		*
Byron A. Brill	58,619	(2)	2.01%
Elizabeth H. Cottrell	48,847	(3)	1.67%
James A. Davis	4,840	(2)	*
Dennis A. Dysart	2,210		*
Christopher E. French	18,804	(2)	*
J. Andrew Hershey	567		*
Charles E. Maddox, Jr.	10,777		*
John K. Marlow	59,439	(2)(3)	2.03%
W. Allen Nicholls	24,243		*
Henry L. Shirkey	1,431		*
Harry S. Smith	48,486	(3)	1.66%
James R. Wilkins, III	179,949	(2)	6.16%

All executive officers and directors as a group (16 persons)	391,558	(2)(3)	13.40%

*	Indicates that holdings amount to less than 1% of the issued and outstanding Common Stock.
(1)	For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), under which, in general, a person is deemed to be the beneficial owner of a security if he has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he has the right to acquire beneficial ownership of the security within 60 days.
(2)	Amounts presented include shares of Common Stock that the individuals beneficially own indirectly through family members and affiliated companies and other entities, as follows: Mr. Arthur, 268; Dr. Brill, 9,507; Dr. Davis, 1,505; Mr. French, 14,724; Mr. Maddox, 525; Mr. Marlow, 10,400; and Mr. Wilkins, 81,100.
(3)	Amounts presented include 46,039 shares of Common Stock held in the First National Corporation Employee Stock Ownership Plan and Trust (the “ESOP”). Mrs. Cottrell and Messrs. Marlow and Smith serve as trustees of the ESOP and have certain voting and dispositive powers with respect to such shares.

Stock Ownership of Certain Beneficial Owners

The following table sets forth, as of March 16, 2007, certain information with respect to the beneficial ownership of shares of Common Stock by each person who owns, to the Company’s knowledge, more than 5% of the outstanding shares of Common Stock.

Name and Address	Number of Shares		Percent of Class (%)
James R. Wilkins, III 1016 Lake St. Clair Drive Winchester, Virginia 22603	179,949	(1)	6.16%

(1)	Amounts presented include 81,100 shares of Common Stock that Mr. Wilkins beneficially owns indirectly through family members and affiliated companies.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and any persons who own more than 10% of the outstanding shares of Common Stock, to file with the SEC reports of ownership and changes in ownership of Common Stock. Officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file. Based solely on review of the copies of such reports furnished to the Company or written representation that no other reports were required, the Company believes that, during fiscal year 2006, all filing requirements applicable to its officers and directors were satisfied, except for the following transaction that was inadvertently filed late on Form 4. James R. Wilkins, III, a director, indirectly purchased shares of Common Stock in August 2006.

CORPORATE GOVERNANCE AND BOARD MATTERS

General

The business and affairs of the Company are managed under the direction of the Board in accordance with the Virginia Stock Corporation Act and the Company’s Articles of Incorporation and Bylaws. Members of the Board are kept informed of the Company’s business through discussions with the Chairman of the Board, the President and Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees.

Code of Conduct and Ethics

The Audit and Compliance Committee of the Board has approved a Code of Conduct and Ethics for the Company’s directors and employees, including the principal executive officer and principal financial and accounting officer. The Code addresses such topics as protection and proper use of the Company’s assets, compliance with applicable laws and regulations, accuracy and preservation of records, accounting and financial reporting and conflicts of interest. It is available on the Company’s web page at www.firstbank-va.com.

Board and Committee Meeting Attendance

Meetings of the Board are regularly held once each month, with an organizational meeting following the conclusion of each Annual Meeting of Shareholders. There were 12 meetings of the Board in 2006. Each incumbent director attended greater than 75% of the aggregate number of meetings of the Board and meetings of committees of which the director was a member in 2006.

Director Independence

The Company has determined that the following directors are independent as that term is defined in the listing standards of the Nasdaq Stock Market, Inc.:

Douglas C. Arthur	Christopher E. French	Henry L. Shirkey
Byron A. Brill	Charles E. Maddox, Jr.	James R. Wilkins
Elizabeth H. Cottrell	John K. Marlow
James A. Davis	W. Allen Nicholls

The Company considered all relationships that directors had with the Company in determining independence. Douglas C. Arthur received fees from the Company for performing real estate settlement services, for Bank loan customers, through the law firm of Arthur and Allamong. As a result, Mr. Arthur is not considered independent for audit committee purposes. Mr. Arthur does not serve on the Audit and Compliance Committee.

There are no other transactions, relationships or arrangements between the Company and any of the other independent directors. Noel Borden, a director that passed away in 2006, was independent as that term is defined in the listing standards of the Nasdaq Stock Market, Inc. during his service.

Committees

The Company has three standing committees: Audit and Compliance, Compensation and Nominating. Information regarding these committees is provided below.

The members of the Audit and Compliance Committee are:

Christopher E. French (Chair)

Elizabeth H. Cottrell

James A. Davis

John K. Marlow

Henry L. Shirkey

The Audit and Compliance Committee assists the Board in fulfilling the Board’s oversight responsibility to the shareholders relating to the integrity of the Company’s consolidated financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company’s independent registered public accounting firm and the performance of the internal audit function. The Audit and Compliance Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm engaged for the purpose of preparing and issuing an audit report or performing other audit, review or attestation services for the Company. The Board has adopted a written charter for the Audit and Compliance Committee. The Audit and Compliance Committee Charter is available on the Company’s web page at www.firstbank-va.com.

The Board has determined in its business judgment that all members of the Audit and Compliance Committee are independent as that term is defined in the listing standards of the Nasdaq Stock Market, Inc. and the SEC’s rules and regulations. The Company has not currently designated an “audit committee financial expert.” The Board, however, believes that the current members of the Audit and Compliance Committee have the ability to understand financial statements and accounting principles generally accepted in the United States of America, the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves, an understanding of internal controls and procedures for financial reporting and an understanding of audit committee functions.

The Audit and Compliance Committee met nine times during the year ended December 31, 2006. For additional information regarding the Audit and Compliance Committee, see “Audit and Compliance Committee Report” on page 21 of this Proxy Statement.

The members of the Compensation Committee are:

Elizabeth H. Cottrell (Chair)

Byron A. Brill

James A. Davis

John K. Marlow

The Compensation Committee reviews and recommends the levels and types of compensation of officers and employees, including salaries, bonuses and benefits to the Board. The Committee also reviews and recommends employment agreements and other compensation related matters, including fees paid to directors of the Company. The Committee is responsible for assisting the Board in attracting, motivating and retaining high-quality executives that will advance the interests of shareholders and for delivering levels of compensation that are commensurate with performance. The Board has adopted a written charter for the Compensation Committee. The Compensation Committee Charter is available on the Company’s web page at www.firstbank-va.com.

The Board has determined in its business judgment that all members of the Compensation Committee are independent as that term is defined in the listing standards of the Nasdaq Stock Market, Inc. The Compensation Committee met 2 times during the year ended December 31, 2006. For additional information regarding the Compensation Committee, see “Compensation Discussion and Analysis” and “Compensation Committee Report” on pages 14 and 13 of this Proxy Statement.

The members of the Nominating Committee are:

John K. Marlow (Chair)

Elizabeth H. Cottrell

James A. Davis

Henry L. Shirkey

James R. Wilkins, III

The Nominating Committee assists the Board in developing criteria for open Board positions, reviews background information on potential candidates and makes recommendations to the Board regarding such candidates. The Committee also facilitates the Board’s periodic self-evaluation. The Board has adopted a written charter for the Nominating Committee. The Nominating Committee Charter is available on the Company’s web page at www.firstbank-va.com.

The Board has determined in its business judgment that all members of the Nominating Committee are independent as that term is defined in the listing standards of the Nasdaq Stock Market, Inc. The Nominating Committee met one time during the year ended December 31, 2006.

Director Selection Process

The Nominating Committee operates under a written Charter. The Committee has established procedures that provide guidance for evaluating the composition of the Board, current directors and director nominees. Procedures include, but are not limited to the following processes and evaluation criteria:

The Process

•	Evaluating the need for additional Board positions considering specific factors;

•	Considering candidates for Board membership suggested by its members and other Board members, as well as management and shareholders;

•	Consulting about potential candidates with the Chairman of the Board, the Chief Executive Officer, and other Directors as appropriate;

•	Evaluating the prospective nominee against the specific criteria established for the position, including, but not limited to the criteria below.

•	Interviewing the nominee, if the Committee decides to proceed with further consideration.

•	Recommending an action to the full Board that makes the final determination whether to nominate or appoint the new Director after considering the Committee’s report.

•	Maintaining criteria for Board positions which are utilized to evaluate current directors and director nominees;

The Evaluation Criteria

•	the ability to represent the interests of the shareholders of the Company;

•	standards of integrity, commitment and independence of thought and judgment;

•	the ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards;

•	the extent of contribution to the range of talent, skill and expertise appropriate for the Board;

•	the willingness to meet at least the minimum equity interest holding required by law; and

•	the willingness to serve on the Board for an appropriate period of time to develop comprehensive knowledge about the Company’s principal operations;

In the consideration of director nominees, including any nominee that a shareholder may submit formally (as described below) or informally (by contacting a director), the Board considers, at a minimum, the above factors for new directors, or the continued service of existing directors.

Shareholders entitled to vote for the election of directors may submit candidates for formal consideration by the Company in connection with an annual meeting if the Company receives timely written notice, in proper form, for each such recommended director nominee. If the notice is not timely and in proper form, the nominee will not be considered by the Company. To be timely for the 2008 Annual Meeting, the notice must be received within the time frame set forth in “Shareholder Communications” on page 23 of this Proxy Statement. To be in proper form, the notice must include each nominee’s written consent to be named as a nominee and to serve, if elected, and information about the shareholder making the nomination and the person nominated for election. These requirements are more fully described in Article II, Section F, of the Company’s Bylaws, a copy of which will be provided, without charge, to any shareholder upon written request to the Secretary of First National Corporation, whose address is First National Corporation, 112 West King Street, Strasburg, Virginia, 22657.

Director Compensation

Non-employee directors receive a regular retainer fee of $1,000 per month and an attendance fee of $550 per board meeting. The Chairman of the Board receives an additional fee of $150 per month, and the Vice Chairman of the Board receives an additional fee of $50 per month. Harry S. Smith, President and Chief Executive Officer of the Company, does not receive fees for his service on the Board.

In 1999, the Bank adopted a Director Split Dollar Life Insurance Plan (the “Plan”). The Plan currently provides life insurance coverage to the 10 non-employee directors of the Bank, all of whom are also directors of the Company. Harry S. Smith does not participate in the Plan. The Bank owns the policies and is entitled to all values and proceeds. The Plan provides retirement benefits and the payment of benefits at the death of the insured director. Payments of benefits at the death of the insured director will be split between the Bank and the director’s beneficiary. The amount of benefits will be determined by the performance of the policies over each director’s life. During the year ended December 31, 2006, the Bank paid premiums in an aggregate amount of $150,976 for the benefit of directors under the Plan.

The following table provides information about the components of director compensation for the year ended December 31, 2006.

Director Compensation

Name	Fees Earned ($) (1)	All Other Compensation ($)(2)	Total ($)
Douglas C. Arthur	20,150	14,805	34,955
Noel M. Borden (3)	13,200	21,195	34,395
Byron A. Brill	18,400	12,350	30,900
Elizabeth H. Cottrell	19,150	10,880	30,030
James A. Davis	19,150	13,721	32,871
Christopher E. French	18,750	7,998	26,748
Charles E. Maddox, Jr.	18,750	13,041	30,391
John K. Marlow	18,750	21,790	40,540
W. Allen Nicholls	17,500	13,481	30,981
Henry L. Shirkey	19,150	14,621	33,771
Harry S. Smith	—	—	—
James R. Wilkins, III	19,150	7,094	26,244

(1)	Amounts represent retainer fees and attendance fees paid by the Company to directors on a monthly basis for board meetings.
(2)	Amounts represent life insurance premiums paid on the directors’ behalf, pursuant to the director’s Split-Dollar Life Insurance Plan.
(3)	Mr. Borden was a director until he passed away in August 2006.

Certain Relationships and Related Party Transactions

Some of the directors and officers of the Company are customers of the Bank. No loans to directors or officers involve more than the normal risks of collectibility or present other unfavorable features. None of the loans are non-accrual, past-due, restricted or considered potential problem loans. All such loans were made in the ordinary course of business and were originated on substantially the same terms, including interest rates, as those prevailing at the time for comparable transactions with other persons. The balances of loans to directors, executive officers and their associates totaled $10,851,879 at December 31, 2006 or 33.3% of the Company’s equity capital at that date.

We have adopted a formal policy that covers the review and approval of related person transactions by our Board or a committee of the Board. The Board or a committee of the Board reviews all such transactions that are proposed to it for approval. During such a review, the Board or a committee of the Board will consider, among other things, the related person’s relationship to the Company, the facts and circumstances of the proposed transaction, the aggregate dollar amount of the transaction, the related person’s relationship to the transaction and any other material information. Based on the Company’s Conflict of Interest Policy, the Board has the responsibility to review conflicts of interest involving directors or executive officers.

Attendance at the Meeting

The Company encourages members of the Board to attend the Annual Meeting of Shareholders. All directors attended the 2006 Annual Meeting.

Communications with Directors

Any director may be contacted by writing to him or her c/o First National Corporation, 112 West King Street, Strasburg, Virginia, 22657. Communications to the non-management directors as a group may be sent to the same address, c/o the Secretary of First National Corporation. The Company promptly forwards, without screening, all such correspondence to the indicated directors.

EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee of the Board, which is composed of the non-employee directors of the Company listed below, is responsible for the oversight of the Company’s compensation of executive officers, including the executive officers named in the Summary Compensation Table. In carrying out its responsibilities, the Compensation Committee annually reviews and establishes the compensation of the Company’s executive officers. The Compensation Committee recommends to the Board the annual salary levels and any bonuses to be paid to the Company’s executive officers. The Compensation Committee also makes recommendations to the Board regarding employment agreements and other compensation related matters.

One of the primary objectives of the Compensation Committee is to attract and retain highly skilled and motivated executive officers who will manage the Company in a manner to promote its growth and profitability and advance the interest of its shareholders. As such, compensation levels are reflective of both the individual’s and the Company’s performance in achieving its goals and objectives.

A discussion of the principles, objectives, components and determinations of the Compensation Committee with respect to executive compensation is included in the Compensation Discussion and Analysis that follows this Committee report. The specific decisions of the Compensation Committee regarding the compensation of named executive officers are reflected in the compensation tables and narrative that follow the Compensation Discussion and Analysis.

The Compensation Committee has reviewed the Compensation Discussion and Analysis included in this proxy statement and discussed it with the Company’s management. Based on this review and discussion, the Compensation Committee recommended that the Compensation Discussion and Analysis be included in the Company’s annual report on Form 10-K for the year ended December 31, 2006 and this Proxy Statement.

The undersigned members of the Compensation Committee have submitted this Report to the Board of Directors.

Members of the Compensation Committee:

Elizabeth H. Cottrell (Chair)

Byron A. Brill

James A. Davis

John K. Marlow

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is a current or former officer of the Company or any of its subsidiaries. In addition, there are no compensation committee interlocks with other entities with respect to any such member.

Compensation Discussion and Analysis

Roles and Responsibilities

The primary purpose of the Compensation Committee is to conduct reviews of the Company’s executive compensation policies and strategies and oversee and evaluate the Company’s overall compensation structure and programs. Direct responsibilities include, but are not limited to:

•	evaluating and approving goals and objectives relevant to the compensation of the chief executive officer, and evaluating performance in light of those goals and objectives;

•	evaluating and recommending the compensation level for the chief executive officer to the Board;

•	evaluating and recommending compensation levels of other executive officers to the Board;

•	recommending to the Board compensation policies for outside directors;

•

reviewing performance-based compensation plans for the chief executive officer and other executive officers and reviewing other benefit programs presented to the Committee by the chief executive officer;

•	recommending key officer compensation to the full Board of Directors; and

•	evaluating employment agreements.

The role of management is to provide recommendations for the Committee’s consideration, and to manage the Company’s executive compensation programs, policies and governance. Direct responsibilities of management include, but are not limited to:

•	providing an ongoing review of the effectiveness of the compensation programs, including competitiveness, and alignment with the Company’s objectives;

•	recommending changes, if necessary to ensure achievement of all program objectives; and

•	recommending pay levels and bonus payouts for executive officers other than the chief executive officer.

In September 2004, the Committee utilized a compensation consultant to assist in the development and evaluation of compensation policies and the Committee’s determinations of compensation awards. The role of the consultant was to provide independent, third-party advice and expertise in executive compensation issues. Compensation policies have not been changed since the development and evaluation of compensation policies and awards in 2004.

The Company’s Executive Compensation Philosophy

Overall Objectives

The Company strives to attract, motivate and retain high-quality executives by providing total compensation that is performance-based and competitive with the various labor markets and industries in which the Company competes for talent. The Company provides incentives to advance the interests of shareholders and deliver levels of compensation that are commensurate with performance. Overall, the Company designs its compensation plan to:

•	support the corporate business strategy and business plan by clearly communicating what is expected of executives with respect to goals and results and by rewarding achievement;

•	retain and recruit executive talent; and

•	create strong performance aligned with shareholders’ interest.

The Company seeks to achieve these objectives through two key compensation elements:

•	a base salary; and

•	a performance-based annual cash bonus.

The Company has not reached a determination as to whether to include long-term stock awards as a compensation element. The Company does not grant options or other stock-based awards.

Competitive Considerations

In making compensation decisions with respect to each element of compensation, the Committee considers the competitive market for executives and compensation levels provided by comparable companies. The Committee annually reviews, with the assistance of the Company’s Human Resource Manager, the compensation practices at companies with which it competes for talent, including businesses engaged in activities similar to those of the Company, specifically financial institutions located in similar geographic regions and asset size, as well as small to medium-sized, diversified publicly held businesses with a scope and complexity similar to that of the Company.

The Committee does not solely set each compensation element for each executive within a particular range related to levels provided by industry peers. Instead, the Committee uses market comparisons as one factor in making compensation decisions. Other factors considered when making individual executive compensation decisions include individual contribution and performance, complexity and importance of role and responsibilities, market competition for the executive’s services, and recommendations of the President and Chief Executive Officer (except in the case of his own compensation).

Executive Compensation Practices

The Company’s practices with respect to the two compensation elements identified above, as well as other elements of compensation, are set forth below, followed by a discussion of the specific factors considered in determining key elements of 2006 compensation for the named executive officers.

Base Salary

Purpose. The objective of base salary is to reflect job responsibilities, value to the Company and individual performance with respect to market competitiveness.

Considerations. All named executive officers are employed pursuant to agreements described under “Employment Agreements” below. In 2006, salaries for the five executive officers named in the Summary Compensation Table for a particular year are determined by the Compensation Committee based on a variety of factors, including:

•	the nature and responsibility of the position and, to the extent available, salary norms for persons in comparable positions at comparable companies;

•	the expertise of the individual executive;

•	the competitiveness of the market for the executive’s services; and

•	the recommendations of the President and Chief Executive Officer (except in the case of his own compensation).

Salaries are generally reviewed annually. In setting salaries, the Committee considers the importance of linking a proportion of named executive officers’ compensation to performance in the form of the annual bonus, which is tied to both Company performance measures and individual performance.

2006 Decisions. In 2006, salary increases for the named executive officers were based on the factors described above.

Mr. Smith’s base salary increased 15.0% from $200,000 to $230,000, Mr. Dysart’s base salary increased 11.1% from $135,000 to $150,000, Mr. Hershey’s base salary increased 11.5% from $130,000 to $145,000, Mr. Beverley’s base salary increased 4.0% from $125,000 to $130,000 and Mr. Bell’s base salary increased 13.0% from $115,000 to $130,000, all effective March 1, 2006. Salary increases varied between executives, primarily due to comparisons of compensation levels to an external peer group which resulted in certain compensation adjustments.

Annual Bonus Incentives for Named Executive Officers

Purpose. The compensation program provides for an annual bonus that is performance linked. The objective of the program is to compensate individuals based on the achievement of specific goals that are intended to correlate closely with shareholder value. In December 2004, the Committee developed the performance-based compensation plan that was intended to achieve two principal objectives:

•	formalize the Company’s historical practice of linking compensation with performance, measured at the Company and individual levels; and

•	clarify the Company’s compensation practices and objectives to align with shareholder interest.

Considerations. The annual bonus process for named executive officers involves four basic steps utilized to administer the Company’s Performance-Based Compensation Plan:

•	At the outset of the year:

(1)	Set overall Company performance goals for the year, which include profitability and asset growth goals.

(2)	Set individual performance measures for the year.

(3)	Set a target bonus for each individual.

•	After the end of the year:

(4)	Measure actual performance (individual and Company-wide) against the Company performance goals and individual performance measures to determine the appropriate adjustment to the target bonus, as well as other performance considerations related to unforeseen events during the year.

These four steps are described below:

(1) Setting Company performance goals. Early in each year, the Compensation Committee, working with senior management, sets performance goals for the Company. As disclosed below for 2006, performance goals were comprised of both profitability and asset growth goals. Profitability goals were measured against a peer group of Virginia-based financial institutions of similar size. Asset growth goals were established by the Committee and were related to the Company’s financial plan for 2006. In determining the extent to which the performance goals are met for a given period, the Committee exercises its judgment whether to reflect or exclude the impact of changes in accounting principles and extraordinary, unusual or infrequently occurring events. The Committee determines whether to exercise judgment based on consideration of the circumstances surrounding the events and through discussion with the Company’s senior management.

(2) Setting individual performance measures. As it sets Company-wide performance goals, the Committee also sets individual performance measures for each named executive officer. These measures allow the Committee to play a more proactive role in identifying performance objectives beyond purely financial measures, including, for example, exceptional performance of each individual’s functional responsibilities as well as leadership, creativity and innovation, collaboration, growth initiatives and other activities that are critical to driving long-term value for shareholders. Performance measures are also established for the executives that are related to specific projects, in addition to the qualitative factors.

(3) Setting a target bonus. The Committee establishes a target bonus amount for each named executive officer. This amount represents the amount that would be paid assuming the Company reaches its performance goals and all individual goals are obtained. The target bonus takes into account all factors that the Committee deems relevant, including (but not limited to) a review of peer group compensation within the financial services industry and more broadly.

For each of the performance goals, there is a formula that establishes a payout range around the target bonus allocation. The formula determines the percentage of the target bonus to be paid, based on a percentage of goal achievement, with a minimum below which no payment will be made and an established upper cap.

(4) Measuring performance. After the end of the year, the Committee reviews the two components that comprise executive’s bonuses, which are the Company’s performance and individual’s performance. The Company’s actual performance is measured against the profitability and asset growth goals established at the outset of the year. Profitability goals are measured against a peer group that consists of Virginia-based financial institutions of similar size.

The Committee then assesses individual performance against the individual goals set at the outset of the year. Non-recurring transactions or unusual events that may have occurred during the year are also considered. This assessment allows bonus decisions to take into account each named executive officer’s personal performance and contribution during the year. This portion of the bonus may be adjusted up or down depending on the level of performance against the individual goals.

Bonuses may be paid for individual performance goals if Company performance goals are not met. Likewise, bonuses may be paid for Company performance goals if individual performance goals are not met.

Discretion. Under the performance-based compensation plan, the Board reserves the right to withhold or adjust individual awards provided that the Board notifies the executive officer, in writing, within a reasonable period of time following the decision to withhold. In addition, unless the Board deems otherwise, awards will not be paid if minimum profitability levels and regulatory ratings are not obtained. The Board has not exercised its discretion to withhold bonus payments in the past.

2006 Decisions. At the beginning of 2006, the Committee established Company performance goals for 2006 bonuses based upon the following two corporate financial measures:

•	return on average equity, as compared to an external peer group; and

•	total asset growth that aligns with the Company’s financial plans.

For 2006, the Committee established a target range for total asset growth, based on the financial plan that included a minimum that was required to be attained in order to receive any payment from the Company performance portion. There were also minimum performance targets for return on average equity, as measured against an external peer group which was comprised of Virginia-based financial institutions of similar size. If the minimum performance level was not met, the measure would result in no bonus payment.

During 2006, following initial targets set by the Committee, asset growth goals were lowered within the Company’s financial plan. The revised financial plan was approved by the Board. It was determined that a modification was in the best interest of the Company and its shareholders. The revision to the financial plan was driven by economic and market conditions that were not anticipated in the original financial plan. As a result, the Committee and the Board exercised its judgment to reflect the revision in the performance-based bonus plan. This resulted in lowering the original minimum asset growth threshold and, in turn, lowering the potential bonus payout for executives for Company performance.

Individual performance was then measured and compared to specific goals that were established for each executive officer at the beginning of 2006 that included minimum performance goals, target performance goals and optimum performance goals.

As a result of these determinations, the Committee awarded the 2006 bonus amounts on March 13, 2007. The bonus amounts are set forth in the Summary Compensation Table on Page 18 below.

Benefits and perquisites

The Committee supports providing benefits and perquisites to named executive officers that are substantially the same as those offered to certain other officers of the Company at or above the level of senior vice president. Exceptions include a vehicle allowance for the President and Chief Executive Officer. The purpose of certain benefits and perquisites are to assist executives and employees in the promotion and development of the Company. The Company also provides retirement benefits to all employees, including executives. Retirement benefits are comprised of a defined benefit pension plan, a 401(k) plan and an employee stock ownership plan. For additional information on other benefits and perquisites available to named executive officers, including benefits provided by the Company’s defined benefit pension plan, see the text following the Summary Compensation Table.

Total Compensation

In making decisions with respect to any element of a named executive officer’s compensation, the Committee considers the total compensation that may be awarded to the officer, including salary and a performance-based annual bonus. In addition, in reviewing and approving employment agreements for named executive officers, the Committee considers other benefits to which the officer is entitled by the agreement, including compensation payable upon termination of the agreement under a variety of circumstances. The Committee’s goal is to award compensation that is reasonable, when all elements of potential compensation are considered, taken into consideration the executive’s role, responsibilities and contributions to the Company.

Annual Compensation

The following table provides information concerning total compensation earned or paid to the Chief Executive Officer, the Chief Financial Officer, and the three other most highly compensated executive officers of the Company who served in such capacities as of December 31, 2006 for services rendered to the Company during 2006. These five executive officers are referred to as the named executive officers in this proxy statement. The named executive officers receive compensation from First Bank, a wholly-owned subsidiary of First National Corporation. The named executive officers do not receive any compensation from the Company. There were no long-term compensation awards granted in 2006.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Non- Equity Incentive Plan Comp- ensation ($)	Change in Pension Value and Nonquali- fied Deferred Compensation Earnings ($)(1)	All Other Compen- sation ($)(2)	Total ($)
Harry S. Smith President Chief Executive Officer	2006	225,000	—	29,830	28,870	31,844	315,544

Dennis A. Dysart Executive Vice President Chief Administrative Officer	2006	147,083	—	15,210	6,322	5,872	174,487

J. Andrew Hershey Executive Vice President Loan Administration	2006	142,222	—	16,356	12,858	8,853	180,289

Marshall J. Beverley, Jr Executive Vice President Senior Trust Officer	2006	129,167	—	12,090	11,188	6,654	159,099

M. Shane Bell Executive Vice President Chief Financial Officer	2006	126,806	—	13,065	1,467	6,914	148,252

(1)	Amounts in this column represent changes in the value of the executive’s accumulated benefit within the Company’s defined benefit pension plan.
(2)	See the following table for components of all other compensation.

Components of All Other Compensation

Name	Year	Vehicle Allowance ($)	401(k) Matching Contributions ($)	Life Insurance Premiums ($)	Club Dues ($)	Total ($)
Harry S. Smith	2006	19,667	6,981	960	4,236	31,844

Dennis A. Dysart	2006	—	5,104	768	—	5,872

J. Andrew Hershey	2006	—	4,945	749	3,159	8,853

Marshall J. Beverley, Jr	2006	—	2,775	720	3,159	6,654

M. Shane Bell	2006	—	3,093	662	3,159	6,914

The following table contains information concerning grants of plan-based awards to each of the named executive officers during the fiscal year ended December 31, 2006.

Grants of Plan-Based Awards

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards Target ($)
Name	Grant Date (1)	Threshold ($)		Maximum ($)

Harry S. Smith	2/21/06	14,400	45,000	75,150

Dennis A. Dysart	2/21/06	7,522	22,125	36,285

J. Andrew Hershey	2/21/06	8,978	21,375	32,490

Marshall J. Beverley, Jr.	2/21/06	8,137	19,375	29,450

M. Shane Bell	2/21/06	6,502	19,125	31,365

After the grant date of the plan-based awards, asset growth goals were lowered along with potential bonus payout levels for executives for Company performance. Please see the Compensation Discussion and Analysis section above in this proxy statement for explanation of this adjustment.

Employment Agreements

Effective as of October 1, 2002, the Company entered into employment contracts with Harry S. Smith, Dennis A. Dysart and J. Andrew Hershey. The contract with Harry S. Smith provides for his service as President and Chief Executive Officer of both the Company and the Bank at an initial base annual salary of $160,000. The contracts with Dennis A. Dysart and J. Andrew Hershey provide for their services in senior management or executive capacities at initial base annual salaries of $90,000 and $95,000, respectively.

Effective as of January 27, 2004, the Company entered into an employment contract with M. Shane Bell. The contract provides for his service as Chief Financial Officer at an initial base annual salary of $78,000.

Effective as of December 16, 2004, the Company entered into an employment contract with Marshall J. Beverley, Jr. The contract provides for his service as Executive Vice President – Senior Trust Officer at an initial base annual salary of $125,000.

These five employment contracts have the following terms and conditions. Each contract is for a rolling two-year term, and the executive officer is eligible for base salary increases and bonuses as determined by the Board. The officer’s employment may be terminated by the Company with or without cause. If he resigns for “good reason” or is terminated without “cause” (as those terms are defined in the respective employment agreement), however, he is entitled to his salary and benefits for the remainder of his contract. If his employment terminates for good reason or without cause (or, in Mr. Beverley’s case, for any reason) within one year of a change in control of the Company, he will be entitled to severance payments approximately equal to 299% of his annual cash compensation for a period that precedes the change in control as determined under the Internal Revenue Code of 1986, as amended. The following table provides payments that could be due the named executive officers under different scenarios:

Potential Payments From Employment Agreements

Name	Terminate Employment for Good Reason or Without Cause ($)(1)	Terminate Employment for Good Reason or Without Cause within 12 months post Change of Control ($)(2)	Terminate Employment for Any Other Reason within 12 months post Change of Control ($)(3)
Harry S. Smith	460,000	687,700	—
Dennis A. Dysart	300,000	448,500	—
J. Andrew Hershey	290,000	433,550	—
Marshall J. Beverley, Jr.	260,000	388,700	388,700
M. Shane Bell	260,000	388,700	—

(1)	Mr. Smith, Mr. Dysart, Mr. Hershey and Mr. Bell would have received the payments shown in the above table for termination of employment between March 1, 2006 and February 28, 2007 for Good Reason or without Cause. Payments would have been made to these executives in equal monthly payments over a twenty-four month period. The officers would have received the payments shown in the above table for termination of employment between March 1, 2006 and February 28, 2007 for Good Reason or without Cause. Payments would have been made to these executives in equal monthly payments over a twenty-four month period.
(2)	Mr. Smith, Mr. Dysart, Mr. Hershey and Mr. Bell would have received the payments shown above for termination of employment between March 1, 2006 and February 28, 2007 for Good Reason or without Cause within 12 months post Change of Control. A lump sum payment equal to 99% of the executive’s current base salary would have been paid at termination date. Payments totaling 200% of the executive’s current base salary would have been paid to the executives in equal monthly payments over a twenty-four month period.
(3)	Mr. Beverley would have received payment for termination of employment between March 1, 2006 and February 28, 2007, for any reason, within 12 months post Change of Control. A lump sum payment equal to 299% of Mr. Beverley’s salary would have been paid at termination date.

Each contract also contains a covenant not to compete that is in effect while the officer is an officer and employee of the Company and for a 12-month period after termination of his employment. In Mr. Beverley’s case, the covenant applies if severance benefits are paid under the contract.

Each named executive officer may also elect to receive pension benefits, which the Company makes available generally to all full-time employees, upon the termination of employment for any reason. Additional information on such pension benefits is presented below.

Other Compensation

The Company has not made any grants of stock options or stock awards to its named executive officers, and it does not have any stock-based incentive plans. In addition, none of the named executive officers hold any unexercised stock options or unvested stock awards as of December 31, 2006.

Employee Benefit Plans

The Bank has a noncontributory, defined benefit pension plan for all full-time employees over 21 years of age with at least one year of credited service. Benefits are generally based upon years of service and average compensation for the five highest-paid consecutive years of service. The Bank’s funding practice has been to make at least the minimum required annual contribution permitted by the Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code of 1986, as amended. The following table provides information about pension benefits attributable to each of the named executive officers as of December 31, 2006.

Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Harry S. Smith	Pension Plan	21	304,867	—
Dennis A. Dysart	Pension Plan	13	31,643	—
J. Andrew Hershey	Pension Plan	9	55,989	—
Marshall J. Beverley	Pension Plan	2	11,188	—
M. Shane Bell	Pension Plan	4	4,565	—

The Company also maintains a 401(k) plan and an employee stock ownership plan (ESOP) for all eligible employees. All employees who work at least one thousand hours per year are eligible for the 401(k) plan and the ESOP.

The Company did not provide nonqualified deferred compensation plans for employees during 2006.

AUDIT-RELATED MATTERS

Audit and Compliance Committee Report

The Audit and Compliance Committee is comprised of five directors, each of whom is independent within the meaning of the listing standards of the Nasdaq Stock Market, Inc. The Audit and Compliance Committee operates under a written charter adopted by the Board of Directors. The Audit and Compliance Committee reviews its charter at least annually and revises it as necessary to ensure compliance with current regulatory requirements.

Management is responsible for:

•	establishing and maintaining the Company’s internal controls over financial reporting;

•	the preparation, presentation and integrity of the Company’s consolidated financial statements; and

•	compliance with laws and regulations and ethical business standards.

The Company’s independent registered public accounting firm is responsible for:

•	performing an independent audit of the Company’s consolidated financial statements.

The Audit and Compliance Committee is responsible for:

•	monitoring, overseeing and reviewing the accounting and financial reporting processes of the Company; and

•

the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm engaged for the purpose of preparing and issuing an audit report or performing other audit, review or attestation services for the Company.

In this context, the Audit and Compliance Committee has met and had discussions with management and Yount, Hyde & Barbour, P.C., the Company’s independent registered public accounting firm.

Management represented to the Audit and Compliance Committee that the Company’s consolidated financial statements for the year ended December 31, 2006 were prepared in accordance with U.S. generally accepted accounting principles. The Audit and Compliance Committee has reviewed and discussed these consolidated financial statements with management and Yount, Hyde & Barbour, P.C., including the scope of the independent registered public accounting firm’s responsibilities, critical accounting policies and practices used and significant financial reporting issues and judgments made by management in connection with the preparation of such financial statements.

The Audit and Compliance Committee has discussed with Yount, Hyde & Barbour, P.C. the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees), as modified and supplemented. The Audit and Compliance Committee has received the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with Yount, Hyde & Barbour, P.C. the firm’s independence from the Company. Moreover, the Audit and Compliance Committee has considered whether the provision of the audit services described above is compatible with maintaining the independence of the independent registered public accounting firm.

Based upon its discussions with management and Yount, Hyde & Barbour, P.C. and its review of the representations of management and the report of Yount, Hyde & Barbour, P.C. to the Audit and Compliance Committee, the Audit and Compliance Committee approved that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the SEC. By approving that the audited consolidated financial statements be so included, the Audit and Compliance Committee is not providing an opinion on the accuracy, completeness or presentation of the information contained in the audited financial statements.

Members of the Audit and Compliance Committee:

Christopher E. French (Chair)

Elizabeth H. Cottrell

James A. Davis

John K. Marlow

Henry L. Shirkey

Policy for Approval of Audit and Permitted Non-Audit Services

All audit-related services, tax services and other services, as described above, were pre-approved by the Audit and Compliance Committee, which concluded that the provision of such services by Yount, Hyde & Barbour, P.C. was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit and Compliance Committee Charter provides for pre-approval of the auditor’s fees and is available on the Company’s web page at www.firstbank-va.com. As provided for in the Charter, the Committee reviews, prior to the annual external audit, the scope and general extent of the auditor’s audit procedures, including their engagement letter. The Committee also reviews the extent of non-audit services provided by the external auditors in relation to the objectivity needed in their audit. It was determined the external auditors maintained objectivity considering the non-audit services provided.

Auditor Fees and Services

Audit Fees

The aggregate fees billed by Yount, Hyde & Barbour, P.C. for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2006 and 2005, and for the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, and services that are normally provided in connection with statutory and regulatory filings and engagements, for those fiscal years were $48,650 for 2006 and $45,530 for 2005.

Audit-Related Fees

The aggregate fees billed by Yount, Hyde & Barbour, P.C. for professional services for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and not reported under the heading “Audit Fees” above for the fiscal years ended December 31, 2006 and 2005 were $43,905 and $37,435. These services included Information Technology systems audits, ACH agreed-upon procedures, Public Funds agreed-upon procedures, the Trust and Asset Management Department examination and pre-approved consultation concerning management’s assessment of internal controls over financial reporting, financial accounting and reporting standards, and other related issues for the fiscal years ended December 31, 2006 and 2005.

Tax Fees

The aggregate fees billed by Yount, Hyde & Barbour, P.C. for professional services for tax compliance, tax advice and tax planning for the fiscal years ended December 31, 2006 and 2005 were $6,700 and $6,450, respectively. During 2006 and 2005, these services included preparation of federal and state income tax returns.

All Other Fees

There were no other fees billed by Yount, Hyde & Barbour, P.C. during the fiscal years ended December 31, 2006 and 2005.

Appointment of Independent Registered Public Accounting Firm

The Audit and Compliance Committee of the Board has appointed Yount, Hyde & Barbour, P.C. to perform the audit of the Company’s consolidated financial statements for the year ending December 31, 2007. Yount, Hyde & Barbour, P.C. has acted as the Company’s auditors for the past 20 years and has reported on financial statements during that period. Representatives from Yount, Hyde & Barbour, P.C. are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from shareholders.

OTHER INFORMATION

Shareholder Communications

Under the regulations of the SEC, any shareholder desiring to make a proposal to be acted upon at the 2008 Annual Meeting of Shareholders must cause such proposal to be received, in proper form, at the Company’s principal executive offices at 112 West King Street, Strasburg, Virginia 22657, no later than December 1, 2007, in order for the proposal to be considered for inclusion in the Company’s Proxy Statement for that meeting. The Company presently anticipates holding the 2008 Annual Meeting of Shareholders on May 13, 2008.

The Company’s Bylaws also prescribe the procedure that a shareholder must follow to nominate directors or to bring other business before shareholders’ meetings outside of the proxy statement process. For a shareholder to nominate a candidate for director or to bring other business before a meeting, notice must be received by the Secretary of First National Corporation not less than 60 days and not more than 90 days prior to the date of the meeting. Based upon an anticipated date of May 13, 2008 for the 2008 Annual Meeting of Shareholders, the Company must receive such notice no later than March 14, 2008 and no earlier than February 13, 2008. Notice of a nomination for director must describe various matters regarding the nominee and the shareholder giving the notice. Notice of other business to be brought before the meeting must include a description of the proposed business, the reasons therefor, and other specified matters regarding the shareholder giving the notice. Any shareholder may obtain a copy of the Company’s Bylaws, without charge, upon written request to the Secretary of First National Corporation.

Annual Report to Shareholders

A copy of the Company’s Annual Report to Shareholders for the year ended December 31, 2006 accompanies this Proxy Statement. Additional copies may be obtained by written request to the Secretary of First National Corporation at the address indicated below. The Annual Report is not part of the proxy solicitation materials.

Upon receipt of a written request of any person who, on the record date, was record owner of shares of common stock or who represents in good faith that he or she was on such date the beneficial owner of shares of common stock entitled to vote at the Annual Meeting of Shareholders, the Company will furnish to such person, without charge, a copy of its Annual Report on Form 10-K for the year ended December 31, 2006 and its quarterly reports on Form 10-Q and the exhibits thereto required to be filed with the SEC under the Exchange Act. Any such request should be made in writing to M. Shane Bell, Chief Financial Officer, First National Corporation, 112 West King Street, Strasburg, Virginia 22657. The Annual Report on Form 10-K and the Quarterly Reports on Form 10-Q are not part of the proxy solicitation materials.

Other Matters

The Board of First National Corporation is not aware of any other matters that may come before the Annual Meeting. However, the proxies may be voted with discretionary authority with respect to any other matters that may properly come before the Annual Meeting.

☒ PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY FIRST NATIONAL CORPORATION FXNC-BB		For	With- hold	For All Except
ANNUAL MEETING OF SHAREHOLDERS May 8, 2007	1. The election as directors of all nominees listed (except as marked to the contrary below):		☐	☐	☐
The undersigned hereby appoints the official proxy committee, consisting of Byron A. Brill, W. Allen Nicholls and Elizabeth H. Cottrell, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of First National Corporation that the undersigned is entitled to vote at the Annual Meeting of Shareholders (the “Annual Meeting”), to be held at the Millwood Station, 252 Costello Drive, Winchester, Virginia on May 8, 2007 at 11:00 A.M. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:	DIRECTORS
	Douglas C. Arthur Byron A. Brill Elizabeth H. Cottrell James A. Davis	Christopher E. French Charles E. Maddox, Jr. John K. Marlow W. Allen Nicholls	Henry L. Shirkey Harry S. Smith James R. Wilkins, III
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

PLEASE MARK BOX IF YOU PLAN TO ATTEND        ☐

THE MEETING.

The Board of Directors recommends a vote “FOR” all directors.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL DIRECTORS. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THE MAJORITY OF THE PROXY COMMITTEE. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

Please be sure to sign and date this Proxy in the box below.	Date
Shareholder sign above Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided.

FIRST NATIONAL CORPORATION

Should the above-signed be present and elect to vote at the Annual Meeting or at any adjournment or postponement thereof, and after notification to the Secretary of the Corporation at the Annual Meeting of the shareholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Corporation at the following address: Registrar and Transfer Company, P.O. Box 1010, Cranford, NJ 07016 or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting.

The above signed acknowledges receipt from the Corporation, prior to the execution of this proxy of a notice of the Annual Meeting, a proxy statement dated March 30, 2007 and audited financial statements.

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. Only one of several joint owners need sign.

PLEASE ACT PROMPTLY — SIGN, DATE AND MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.